FOR IMMEDIATE RELEASE

ARI Network Services, Inc. Announces Fiscal 2016 First Quarter Results
Record quarterly revenue of $11.7 million, Adjusted EBITDA tops $2 million

Milwaukee, Wis., December 9, 2015 – ARI Network Services, Inc. (NASDAQ: ARIS), an award-winning provider of SaaS, software tools and marketing services that help dealers, distributors and manufacturers Sell More Stuff!™, reported financial results today for its fiscal 2016 first quarter ended October 31, 2015.

Highlights for the fiscal first quarter included:

•

Revenue increased 28.8% to $11.7 million, which compares with $9.1 million for the same period last year and $10.9 million in 4Q15. Recurring revenue increased 31.4% to $10.7 million, which compares with $8.2 million for the same period last year and $9.8 million in 4Q15.

•	Operating income was $808,000, compared with $283,000 for the same period last year and $686,000 in 4Q15.
•

Adjusted EBITDA, a non-GAAP measure, increased 54.7% to $2.0 million, or 17.2% of revenue. This compares with Adjusted EBITDA of $1.3 million, or 14.3% of revenue in the same period last year and $1.8 million, or 16.5% of revenue in 4Q15.

•	Cash generated from operations was $1.7 million, compared with $1.6 million for the same period last year and $1.7 million in 4Q15.

Fiscal Year 2016 First Quarter Financials

ARI achieved 28.8% revenue growth as it reported revenues of $11.7 million for the first quarter of fiscal year 2016, compared with $9.1 million for the same period last year. Recurring revenue comprised 91.2% of total revenue versus 89.4% for the same period last year.

Gross margin for the first quarter of fiscal year 2016 was 82.4% versus 80.8% last year.

Operating income was $808,000 for the first quarter of fiscal year 2016, compared with operating income of $283,000 for the same period last year, a 185.5% increase.

The company reported net income of $389,000, or $0.02 per diluted share for the quarter, compared with net income of $104,000 or $0.01 per share last year.

Management Discussion
Roy W. Olivier, President and Chief Executive Officer of ARI, commented, “In the first quarter of fiscal 2016, we were able to experience the full impact of all three of the acquisitions we completed in fiscal 2015. The results demonstrate the significant progress we have made over the past year in expanding our product and service offerings and increasing the size of our total addressable market. Recurring revenue increased at a faster rate than our overall revenue, which is indicative of the growing number of customers subscribing to our SaaS and other recurring revenue offerings, as well as an increase in the overall spend of those customers. This is a strong start to our fiscal 2016, and we look forward to building upon this performance through the remainder of the year.”

William Nurthen, Chief Financial Officer of ARI, commented, “In the first quarter of fiscal 2016, we were able to reverse a three-year trend in which we experienced a sequential drop in Adjusted EBITDA from the prior fourth quarter. Adjusted EBITDA not only improved over 4Q15, but it also topped $2 million for the first time in the Company’s history. We also experienced another strong quarter of cash flow, despite transitioning some of our customers to monthly billing, and were able to increase our overall cash balance to $3.2 million at period end. The Adjusted EBITDA and cash flow performance continue to better position us to execute on future investment opportunities that align with our growth strategy.”

Fiscal 2016 First Quarter Conference Call
ARI will conduct a conference call on Wednesday December 9, 2015, at 4:30 p.m. EST, to review the financial results for the fiscal quarter ended October 31, 2015. Interested parties can access the conference call by dialing 877.359.3639 or 408.427.3725 and referring to Conference ID: 56616344. The conference call is also being webcast and is available via the Company’s investor relations website at investor.arinet.com. A replay of the webcast will be archived on the Company’s investor relations website for 60 days.

Non-GAAP Measures

EBITDA is calculated as net income adjusted to exclude interest expense, amortization, depreciation and income tax expense. Adjusted EBITDA further eliminates non-cash, stock-based compensation expense. Management believes Adjusted EBITDA is helpful in understanding period-over-period operating results separate and apart from non-operating expenses and expenses pertaining to prior period investing activities, particularly given the Company’s significant investments in capitalized software and its continuing efforts in completing acquisitions, which typically result in significant non-cash depreciation and amortization expense in subsequent periods. However, Adjusted EBITDA has significant limitations as an analytical tool and should only be used cautiously in addition to, and never as a substitute for, operating income, cash flows or other measures of financial performance prepared in accordance with generally accepted accounting principles and may not necessarily be comparable to similarly titled measures of other companies. A reconciliation of net income to Adjusted EBITDA can be found in this release and at the Company’s investor relations website for all periods presented.

About ARI
ARI Network Services, Inc. (ARI) (NASDAQ: ARIS) offers an award-winning suite of SaaS, software tools, and marketing services to help dealers, equipment manufacturers and distributors in selected vertical markets Sell More Stuff!™ – online and in-store. Our innovative products are powered by a proprietary data repository of enriched original equipment and aftermarket electronic content spanning more than 17 million active part and accessory SKUs and 750,000 equipment models. Business is complicated, but we believe our customers’ technology tools don’t have to be. We remove the complexity of selling and servicing new and used vehicle inventory, parts, garments and accessories (PG&A) for customers in the automotive tire and wheel aftermarket, powersports, outdoor power equipment, marine, home medical equipment, recreational vehicles and appliance industries. More than 23,500 equipment dealers, 195 distributors and 3,360 brands worldwide leverage our web and eCatalog platforms to Sell More Stuff!™ For more information on ARI, visit investor.arinet.com.

Additional Information

•	Follow @ARI_Net on Twitter: twitter.com/ARI_Net
•	Become a fan of ARI on Facebook: www.facebook.com/ARInetwork
•	Join us on G+: plus.google.com
•	LinkedIn: www.linkedin.com
•	Read more about ARI: investor.arinet.com/about-us

Images for media use only

Roy W. Olivier Hi Res | Roy W. Olivier Low Res

ARI Logo Hi Res|  ARI Logo Low Res

Forward-Looking Statements
Certain statements in this news release contain "forward‐looking statements" regarding future events and our future results that are subject to the safe harbors created under the Securities Act of 1933. All statements other than statements of historical facts are statements that could be deemed to be forward-looking statements. These statements are based on current expectations, estimates, forecasts, and projects about the markets in which we operate and the beliefs and assumptions of our management. Words such as "expects," "anticipates," “targets,” “goals,” “projects”, “intends,” “plans,” "believes," “seeks,” “estimates,” “endeavors,” “strives,” “may,” or variations of such words, and similar expressions are intended to identify such forward-looking statements. Readers are cautioned that these forward‐looking statements are subject to a number of risks, uncertainties and assumptions that are difficult to predict, estimate or verify. Therefore, actual results may differ materially and adversely from those expressed in any forward-looking statements. Such risks and uncertainties include those factors described in Part 1A of the Company’s most recent annual report on Form 10‐K, as such may be amended or supplemented by subsequent quarterly reports on Form 10-Q, or other reports filed with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward‐looking statements. The forward‐looking statements are made only as of the date hereof, and the Company undertakes no obligation to publicly release the result of any revisions to these forward‐looking statements. For more information, please refer to the Company’s filings with the Securities and Exchange Commission.

For media inquiries, contact:

Colleen Malloy, Director of Marketing, ARI, +1.414.973.4323, colleen.malloy@arinet.com

Investor inquiries, contact:

Steven Hooser, Three Part Advisors, +1.214.872.2710, shooser@threepa.com

ARI Network Services, Inc.
Consolidated Statements of Operations
(Dollars in Thousands, Except per Share Data)
(Unaudited)

	Three months ended October 31
	2015	2014
Net revenue	$11,737	$9,112
Cost of revenue	2,069	1,749
Gross profit	9,668	7,363
Operating expenses:
Sales and marketing	2,765	2,542
Customer operations and support	2,446	1,690
Software development and technical support (net of capitalized software product costs)	1,255	872
General and administrative	1,785	1,604
Depreciation and amortization (exclusive of amortization of software product costs included in cost of revenue)	609	372
Net operating expenses	8,860	7,080
Operating income	808	283
Other income (expense):
Interest expense	(112)	(89)
Loss on change in fair value of contingent liabilities	(8)	—
Other, net	—	(1)
Total other income (expense)	(120)	(90)
Income before provision for income tax	688	193
Income tax expense	(299)	(89)
Net income	$389	$104

Weighted average common shares outstanding:
Basic	17,152	13,693
Diluted	17,604	14,014

Net income per common share:
Basic	$0.02	$0.01
Diluted	$0.02	$0.01

ARI Network Services, Inc.
Consolidated Balance Sheets
(Dollars in Thousands, Except per Share Data)

	(Unaudited)	(Audited)
	October 31	July 31
	2015	2015
ASSETS
Cash and cash equivalents	$3,179	$2,284
Trade receivables, less allowance for doubtful accounts of $335
and $372 at October 31, 2015 and July 31, 2015, respectively	2,147	2,046
Work in process	136	165
Prepaid expenses and other	736	820
Deferred income taxes	3,305	3,092
Total current assets	9,503	8,407
Equipment and leasehold improvements:
Computer equipment and software for internal use	2,936	2,800
Leasehold improvements	629	629
Furniture and equipment	3,012	2,981
Total equipment and leasehold improvements	6,577	6,410
Less accumulated depreciation and amortization	(4,202)	(3,989)
Net equipment and leasehold improvements	2,375	2,421
Capitalized software product costs:
Amounts capitalized for software product costs	25,836	25,463
Less accumulated amortization	(20,833)	(20,337)
Net capitalized software product costs	5,003	5,126
Deferred income taxes	1,892	2,398
Other intangible assets	9,719	10,116
Goodwill	21,066	21,168
Total non-current assets	40,055	41,229
Total assets	$49,558	$49,636
LIABILITIES
Current portion of long-term debt	$1,693	$1,338
Current portion of contingent liabilities	639	754
Accounts payable	785	708
Deferred revenue	6,674	7,327
Accrued payroll and related liabilities	2,207	1,752
Accrued sales, use and income taxes	167	140
Other accrued liabilities	696	748
Current portion of capital lease obligations	121	174
Total current liabilities	12,982	12,941
Long-term debt	8,510	9,079
Long-term portion of contingent liabilities	245	362
Capital lease obligations	94	106
Other long-term liabilities	199	199
Total non-current liabilities	9,048	9,746
Total liabilities	22,030	22,687

SHAREHOLDERS' EQUITY
Cumulative preferred stock, par value $.001 per share, 1,000,000 shares authorized; 0 shares issued and outstanding at October 31, 2015 and July 31, 2015, respectively	—	—
Junior preferred stock, par value $.001 per share, 100,000 shares authorized; 0 shares issued and outstanding at October 31, 2015 and July 31, 2015, respectively	—	—
Common stock, par value $.001 per share, 25,000,000 shares authorized; 17,169,523 and 17,097,426 shares issued and outstanding at October 31, 2015 and July 31, 2015, respectively	17	17
Additional paid-in capital	114,892	114,700
Accumulated deficit	(87,404)	(87,793)
Other accumulated comprehensive income	23	25
Total shareholders' equity	27,528	26,949
Total liabilities and shareholders' equity	$49,558	$49,636

ARI Network Services, Inc.
Consolidated Statements of Cash Flows
(Dollars in Thousands)
(Unaudited)
	Three months ended October 31
	2015	2014
Operating activities:
Net income	$389	$104
Adjustments to reconcile net income to net cash provided by operating activities:
Amortization of software products	496	549
Net non-cash interest expense	5	17
Depreciation and other amortization	610	371
Gain on change in fair value of earn-out payable	8	-
Provision for bad debt allowance	25	51
Deferred income taxes	293	69
Stock based compensation	90	68
Stock based director fees	25	35
Net change in assets and liabilities:
Trade receivables	(102)	(224)
Work in process	29	(22)
Prepaid expenses and other	86	185
Other long-term assets	-	(39)
Accounts payable	71	226
Deferred revenue	(700)	(130)
Accrued payroll and related liabilities	435	230
Accrued sales, use and income taxes	27	-
Other accrued liabilities	(52)	144
Net cash provided by operating activities	$1,735	$1,634
Investing activities:
Purchase of equipment, software and leasehold improvements	(167)	(21)
Cash paid for contingent liabilities related to acquisitions	(125)	(249)
Cash paid for net assets related to acquisitions	-	(4,200)
Software development costs capitalized	(373)	(341)
Net cash used in investing activities	$(665)	$(4,811)
Financing activities:
Borrowings under line of credit, net	$-	$1,000
Payments on long-term debt	(151)	(168)
Borrowings under long-term debt	-	2,168
Payments of capital lease obligations	(65)	(55)
Proceeds from issuance of common stock	43	16
Net cash provided by (used in) financing activities	$(173)	$2,961
Effect of foreign currency exchange rate changes on cash	(2)	5
Net change in cash and cash equivalents	895	(211)
Cash and cash equivalents at beginning of period	2,284	1,808
Cash and cash equivalents at end of period	$3,179	$1,597
Cash paid for interest	$113	$74
Cash paid for income taxes	$64	$20

ARI Network Services, Inc.
Reconciliation of Non-Gaap Measures

Earnings before interest, taxes, depreciation and amortization (EBITDA) and Adjusted EBITDA for the three and twelve months ended October 31, 2015 and 2014, respectively:

	FY2016	FY2015	FY2016	FY2015
EBITDA:	Q1	Q1	TTM	TTM
Net Income (loss)	$389	$104	$1,356	$(23)
Interest	112	89	488	305
Amortization of software products	496	549	1,970	2,157
Other depreciation and amortization	609	372	1,993	1,373
Loss on debt extinguishment	-	-	-	-
Loss on FMV of Warrant Derivatives	-	-	-	6
Loss on impairment of long-lived assets	-	-	-	35
Income taxes	299	89	1,021	246
EBITDA	$1,905	$1,203	$6,828	$4,099
Stock-based compensation	115	103	458	627
Adjusted EBITDA	$2,020	$1,306	$7,286	$4,726

Earnings before interest, taxes, depreciation and amortization (EBITDA) and Adjusted EBITDA for the following fiscal quarters:

	10/31/15	7/31/15	4/30/15	1/31/15	10/31/14	7/31/14	04/30/14	01/31/14
	Q1	Q4	Q3	Q2	Q1	Q4	Q3	Q2
Quarterly:	2016	2015	2015	2015	2015	2014	2014	2014
Net Income (loss)	$389	$368	$339	$260	$104	$174	$160	$(461)
Interest	112	113	123	140	89	70	68	78
Amortization of software products	496	463	458	553	549	558	532	518
Other depreciation and amortization	609	511	465	408	372	308	354	339
Loss on debt extinguishment	-	-	-	-	-	-	-	-
Loss on FMV of Warrant Derivatives	-	-	-	-	-	-	(4)	10
Loss on impairment of long-lived assets	-	-	-	-	-	35	-	-
Income taxes	299	205	243	274	89	230	153	(226)
EBITDA	$1,905	$1,660	$1,628	$1,635	$1,203	$1,375	$1,263	$258
Stock-based compensation	115	141	95	107	103	231	168	125
Adjusted EBITDA	$2,020	$1,801	$1,723	$1,742	$1,306	$1,606	$1,431	$383

Trailing 12 months (TTM):
Net Income (loss)	$1,356	$1,071	$877	$698	$(23)	$(102)	$(575)	$(1,306)
Interest	488	465	422	367	305	286	308	437
Amortization of software products	1,970	2,023	2,118	2,192	2,157	2,052	1,923	1,843
Other depreciation and amortization	1,993	1,756	1,553	1,442	1,373	1,322	1,342	1,322
Loss on debt extinguishment	-	-	-	-	-	-	-	682
Loss on FMV of Warrant Derivatives	-	-	-	(4)	6	28	663	667
Loss on impairment of long-lived assets	-	-	35	35	35	35	-	420
Income taxes	1,021	811	836	746	246	241	325	(566)
EBITDA	$6,828	$6,126	$5,841	$5,476	$4,099	$3,862	$3,986	$3,499
Stock-based compensation	458	446	536	609	627	560	29	147
Adjusted EBITDA	$7,286	$6,572	$6,377	$6,085	$4,726	$4,422	$4,015	$3,646